Exhibit 99.1

Highland Hospitality Hotels
Index

Report of Independent Auditors
To Management of the Highland Hospitality Hotels:
In our opinion, the accompanying combined balance sheets and the related combined statements of operations, owner’s equity, and cash flows present fairly, in all material respects, the financial position of the Highland Hospitality Hotels (the “Hotels”) at December 31, 2010 and December 2009, and the combined results of their operations, changes in owner’s equity, and cash flows for the three years ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
McLean, VA
April 5, 2011

Highland Hospitality Hotels
Combined Balance Sheets
(in thousands of dollars)

	As of December 31,
	2010	2009

ASSETS
Investment in hotel properties, net	$1,299,800	$1,419,938
Cash and cash equivalents	19,748	20,308
Restricted cash	100,531	52,159
Accounts receivable, net of allowance for doubtful accounts of $221 and $290, respectively	11,250	14,806
Prepaid expenses and other assets	12,905	14,502
Deferred financing costs, net of accumulated amortization of $14,678 and $11,674, respectively	750	3,754

Total assets	$1,444,984	$1,525,467

LIABILITIES AND OWNER’S EQUITY
Long-term debt	$1,265,139	$1,269,740
Accounts payable and accrued expenses	46,222	31,941

Total liabilities	1,311,361	1,301,681

OWNER’S EQUITY	133,623	223,786

Total liabilities and equity	$1,444,984	$1,525,467

The accompanying notes are an integral part of these financial statements.

Highland Hospitality Hotels
Combined Statement of Operations
(in thousands of dollars)

	Twelve Months Ended December 31,
	2010	2009	2008
REVENUE
Rooms	$271,015	$261,368	$311,351
Food and beverage	98,910	97,588	120,273
Other	15,714	16,628	17,029

Total revenue	385,639	375,584	448,653

EXPENSES
Hotel operating expenses:
Rooms	66,321	62,142	69,502
Food and beverage	70,777	68,693	81,696
Other direct	7,423	7,371	8,208
Administrative and general	34,249	33,917	38,102
Advertising and sales	30,332	27,616	31,474
Repairs and maintenance	17,871	17,529	18,311
Utilities	19,247	19,241	20,814
Management fees	11,584	11,485	15,727
Franchise fees	6,299	6,224	7,348
Real estate taxes, insurance and leases	25,049	26,762	26,887
Other property-related costs	1,386	1,283	1,077

Total hotel operating expenses	290,538	282,263	319,146

Depreciation and amortization	54,483	70,263	65,083
Impairment of hotel properties	77,657	388,103	—
Corporate general and administrative	2,184	422	403

Total operating expenses	424,862	741,051	384,632

Operating (loss) income	(39,223)	(365,467)	64,021

Interest income	147	94	250
Interest expense	36,727	31,262	55,959

Income (loss) before income taxes	(75,803)	(396,635)	8,312

Income tax expense (benefit)	502	(3,205)	3,183

Net (loss) income	$(76,305)	$(393,430)	$5,129

The accompanying notes are an integral part of these financial statements.

Highland Hospitality Hotels
Combined Statements of Owner’s Equity
(in thousands of dollars)

Balance at December 31, 2007	$641,810
Net distribution	(42,944)
Net income	5,129

Balance at December 31, 2008	603,995
Net contribution	13,221
Net loss	(393,430)

Balance at December 31, 2009	223,786
Net distribution	(13,858)
Net loss	(76,305)

Balance at December 31, 2010	$133,623

The accompanying notes are an integral part of these financial statements.

Highland Hospitality Hotels
Combined Statements of Cash Flows
(in thousands of dollars)

	Twelve Months Ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net (loss) income	$(76,305)	$(393,430)	$5,129
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	54,483	70,263	65,083
Impairment of hotel properties	77,657	388,103	—
Amortization of deferred financing costs	3,004	4,700	4,714
Changes in assets and liabilities:
Accounts receivable, net	3,556	(70)	2,889
Prepaid expenses and other assets	(209)	1,629	(429)
Accounts payable and accrued expenses	14,281	(5,565)	(1,883)

Net cash provided by operating activities	76,467	65,630	75,503

Cash flows from investing activities:
Acquisition of hotel properties, net of cash acquired	—	—	(230)
Improvements and additions to hotel properties	(10,196)	(28,248)	(53,182)
Change in restricted cash	(48,372)	(44,035)	9,084

Net cash used in investing activities	(58,568)	(72,283)	(44,328)

Cash flows from financing activities:
Payment of deferred financing costs	—	—	(86)
Scheduled principal payments on mortgage debt	(2,666)	(2,510)	(2,363)
Principal payment on mezzanine debt	(1,708)	—	—
Payment of capital lease obligations	(227)	(212)	(203)
Net (distributions) contributions	(13,858)	13,221	(42,944)

Net cash (used in) provided by financing activities	(18,459)	10,499	(45,596)

Net (decrease) increase in cash and cash equivalents	(560)	3,846	(14,421)
Cash and cash equivalents, beginning of year	20,308	16,462	30,883

Cash and cash equivalents, end of year	$19,748	$20,308	$16,462

Cash interest paid	19,309	24,084	54,123
The accompanying notes are an integral part of these financial statements.

Highland Hospitality Hotels
Notes to Combined Financial Statements
1.	Business and Basis of Presentation

The accompanying combined financial statements include the following hotels comprising the Highland Hospitality Hotels (the “Hotels”) and certain associated debt. The Hotels represent a combination of certain entities holding interests in real estate and leasehold interests that are commonly owned and managed. Due to their common ownership and asset management, and consistent with ASC 810-10, Consolidated Financial Statements, these statements present the separate entities which own the hotels, leasehold interests and/or certain debt on a combined basis.

The Hotels are owned by various wholly and partially owned subsidiaries of Blackjack Portfolio I Realty, Inc (“Blackjack Realty”) and Blackjack Portfolio II JV LLC (“Blackjack II” and collectively with Blackjack Realty, “Blackjack”). All of the Hotels are included in these financial statements for each of the three years ended December 31, 2010, 2009 and 2008.

	# of Rooms as
Property	of 12/31/10	Location

	(unaudited)
Nashville Renaissance	673	Nashville, TN
Crowne Plaza Atlanta-Ravinia	495	Atlanta, GA
Dallas/Fort Worth Airport Marriott	491	Dallas/Fort Worth, TX
Ritz-Carlton Atlanta Downtown	444	Atlanta, GA
Renaissance Palm Springs	410	Palm Springs, CA
Hilton Boston Back Bay	390	Boston, MA
Hyatt Regency Long Island	358	Hauppauge, NY
Hilton Parsippany	354	Parsippany, NJ
Hyatt Regency Savannah	351	Savannah, GA
Courtyard Boston Tremont	315	Boston, MA
Sugar Land Marriott	300	Sugar Land, TX
Omaha Marriott	300	Omaha, NE
Westin Princeton	294	Princeton, NJ
Hilton Garden Inn Austin Downtown	254	Austin, TX
Plaza San Antonio Marriott	251	San Antonio, TX
Portsmouth Renaissance	249	Portsmouth, VA
The Melrose	240	Washington, DC
Hilton Tampa Westshore	238	Tampa, FL
Courtyard Gaithersburg-Washingtonian	210	Gaithersburg, MD
Courtyard Denver Airport	202	Denver, CO
Sheraton Annapolis	196	Annapolis, MD
Hilton Garden Inn Virginia Beach	176	Virginia Beach, VA
The Churchill	173	Washington, DC
Hilton Garden Inn BWI Airport	158	Linthicum, MD
Courtyard Savannah Historic District	156	Savannah, GA
Hampton Inn Parsippany	152	Parsippany, NJ
The Silversmith	143	Chicago, IL
Residence Inn Tampa Downtown	109	Tampa, FL

	8,082

Blackjack Realty, which owns 23 of the 28 hotel properties, has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code. Substantially all of Blackjack Realty’s assets are held by, and all of its operations are conducted through, Blackjack Portfolio I JV LLC (“Blackjack Portfolio I” or the “Operating Partnership”), a majority owned subsidiary of Blackjack

Highland Hospitality Hotels
Notes to Combined Financial Statements
Realty. For Blackjack Realty to qualify as a REIT, it cannot operate hotels. Therefore, the Operating Partnership leases its hotels to HHC TRS Holding Corporation (the “TRS”), a wholly owned subsidiary of the Operating Partnership. The TRS is treated as a taxable REIT subsidiary and subject to federal and state income taxes. As a REIT, Blackjack Realty generally will not be subject to federal and state income taxes on that portion of its income (loss) that does not relate to the TRS. Blackjack Portfolio II, which owns 5 of the 28 hotel properties, is a limited liability company and generally will not be subject to federal and state income taxes. Although the ownership entities and operating lessees presented are generally disregarded entities for federal income tax purposes, whose results would be otherwise allocated to the TRS, REIT or Blackjack II, the accompanying financial statements have been prepared by allocating taxes to these entities based on the separate return method.

The borrowers for the Hotel’s mortgage debt and mezzanine debt, as such term is defined in the applicable loan documents, included in the combined financial statements, are structured as separate legal entities. The assets and credit of such entities are not available to satisfy the debts and obligations of other affiliated entities, and such entities have separate balance sheets.

As of December 31, 2010, the Hotels were in violation of certain covenants contained in the loan agreements, including maintaining a minimum debt yield, and a maturity default on the Mezzanine indebtedness occurring in August 2010, which were not cured as of December 31, 2010.

On July 23, 2010, Blackjack received a notice of default from PIM Ashford Subsidiary II (“PIM Ashford”), a holder of one of the tranches of the Hotel’s mezzanine indebtedness, relating to the failure to make the full interest payment due on such debt. On August 10, 2010, Blackjack received a Notice of Acceleration from PIM Ashford, relating to the failure to repay the mezzanine debt at maturity on August 9, 2010. In addition, on September 2, 2010, Blackjack received a Notice of Foreclosure from PIM Ashford, with an initial foreclosure date of October 15, 2010. The foreclosure notice was extended several times between September 2, 2010 and December 31, 2010. On March 10, 2011 the Hotels were acquired via a foreclosure by PIM Ashford.

The TRS engages independent hotel management companies to operate the hotels pursuant to long-term management contracts and the majority of the hotel properties operate pursuant to long-term franchise agreements with major brand companies. In connection with the foreclosure by PIM Ashford, PIM Ashford has elected to terminate certain of these management agreements, and replace those third party managers with an affiliate of PIM Ashford.

All significant intercompany balances and transactions have been eliminated in combination.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and include the combined accounts of the companies and their subsidiaries. The Hotels are considered entities under common control for financial reporting purposes. The accompany combined financial statements are prepared as a going concern. As discussed in Note 5, certain entities were in default of their Mezzanine indebtedness and had received a Notice of Foreclosure as of December 31, 2010. As discussed in Note 1, as of March 10, 2011 the debt was restructured and all of the entities included in these financial statements were acquired by PIM Ashford.

Cash and Cash Equivalents

The Hotels consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Highland Hospitality Hotels
Notes to Combined Financial Statements

Restricted Cash

Restricted cash includes reserves held in escrow for hotel renovations, normal replacements of furniture, fixtures and equipment, real estate taxes, insurance, and executive severance, pursuant to certain requirements in the Hotel’s hotel management, franchise, and loan agreements. Cash held in escrow related to the failure of the debt yield financial covenants is also included as restricted cash.

Investment in Hotel Properties

Investments in hotel properties are recorded at acquisition cost and allocated to land, property, and equipment and identifiable intangible assets in accordance with ASC 805, Business Combinations. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Upon the sale or retirement of a fixed asset, the cost and related accumulated depreciation are removed from the Hotels’ accounts and any resulting gain or loss is included in the statement of operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for buildings and building improvements and three to ten years for furniture, fixtures, and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related assets.

The Hotels review their investments in hotel properties for impairment whenever events or changes in circumstances indicate that the carrying value of the hotel properties may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the properties due to declining national or local economic conditions and/or new hotel construction in markets where the Hotels are located. When such conditions exist, management performs an analysis to determine if the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of a hotel property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount to the related hotel property’s estimated fair market value is recorded and an impairment loss recognized. The Companies recognized approximately $388 million in impairment charges for the year ended December 31, 2009, relating to 16 of the 28 Hotels, and approximately $78 million relating to 8 of the 28 Hotels for the year ended December 31, 2010.

Hotel are classified as held for sale in the period in which the decision has been made to dispose of the hotel property, a binding agreement to purchase the property has been signed under which the buyer has committed a significant amount of nonrefundable cash, and no significant financing contingencies exist which could cause the transaction not to be completed in a timely manner. If these criteria are met, depreciation of the hotel property will cease and an impairment loss will be recorded if the fair value of the hotel property, less the costs to sell, is lower than the carrying amount of the hotel property. The Hotels will classify the loss, together with the related results of operations, as discontinued operations in the statement of operations and classify the assets and related liabilities as held for sale in the balance sheet. As of December 31, 2010, 2009, and 2008 there were no discontinued operations.

Deferred Financing Costs

Deferred financing costs are recorded at cost and consist of loan fees and other costs incurred in issuing debt. Amortization of deferred financing costs is computed using a method that approximates the effective interest method over the term of the related debt and is reported in interest expense in the statement of operations.

Income Taxes

Blackjack accounts for income taxes in accordance with ASC 740, Income Taxes. Under ASC 740, the companies account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are provided if based upon the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Highland Hospitality Hotels
Notes to Combined Financial Statements
Revenue Recognition

Revenues from operations of the hotels are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other hotel department revenues, such as parking, telephone, and gift shop sales.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Intangibles/Pre-paid Ground Lease

Blackjack acquired the 28 Hotels via an acquisition in July 2007. In conjunction with the acquisition, Blackjack assumed a lease agreement for the land underlying the Westin Princeton hotel with an initial term ending April 2056. Rent for the term of the ground lease was paid in full by a previous lessee, and as a result, the Hotel’s recorded a $6.4 million favorable lease asset as part of the allocation of the purchase price. The asset is included in prepaid expenses and other assets in the balance sheets and being amortized over the lease term. A $1.8 million impairment charge was recognized on this asset at December 31, 2010. Future amortization of such asset is projected as follows:

(in thousands of dollars)

Year	Amount

2011	$113
2012	113
2013	113
Thereafter	3,715

$4,054

4.	Investment in Hotel Properties

Investment in hotel properties as of December 31, 2010 and 2009 consisted of the following:

(in thousands of dollars)

	December 31,
	2010	2009

Land and land improvements	$153,086	$155,222
Buildings and leasehold improvements	1,246,035	1,307,115
Furniture, fixture and equipment	115,051	115,084
Construction-in-progress	2,686	5,091

	1,516,857	1,582,512
Less: accumulated depreciation and amortization	(217,057)	(162,574)

	$1,299,800	$1,419,938

Highland Hospitality Hotels
Notes to Combined Financial Statements
For the year ending December 31, 2009 impairment losses were recognized on the following 16 hotels: Boston Tremont Courtyard, Courtyard Denver, Crowne Plaza Ravinia, Hampton Parsippany, Hilton Parsippany, Hilton Tampa Westshore, Dallas/Fort Worth Airport Marriott, Omaha Marriott, Plaza San Antonio Marriott, Renaissance Nashville, Portsmouth Renaissance, Ritz Carlton Atlanta, Sheraton Annapolis, Chicago Silversmith Hotel, Melrose Hotel, and Renaissance Palm Springs. The $388.1 million impairment losses were allocated across land ($38.1 million), building ($318.8 million), and furniture and equipment ($31.2 million).

For the year ending December 31, 2010 impairment losses were recognized on the following 8 hotels: Courtyard Gaithersburg — Washingtonian, Courtyard Savannah Historic District, Hilton Garden Inn BWI Airport, Hyatt Regency Long Island, Hyatt Regency Savannah, Sugar Land Marriott, Residence Inn Tampa Downtown and Westin Princeton. The $77.7 million impairment losses were allocated across land ($3.7 million), building ($62.9 million), furniture and equipment ($9.2 million) and favorable ground lease ($1.8 million).

The impairment charges were caused generally by a decline in current and expected future operating results and profits of the Hotels. In determining the estimated fair values of the Hotels, a number of factors were considered, including, but not limited to, public company trading statistics, multiples paid in comparable hotel transactions, and a projected discounted cash flow analysis. The projected discounted cash flow analysis generally assumed a discount rate of about 10% and exit cap rates in the range of 7.25% to 10.25%

5.	Long-Term Debt

As of December 31, 2010, the Hotels were in violation of certain covenants contained in the loan agreements, including maintaining a minimum debt yield, and a maturity default on the Mezzanine indebtedness occurring in August 2010, which was not cured as of December 31, 2010. In addition, the violation of the debt yield covenant, allowed the lenders to redirect cash flow, such that cash flows from the hotel properties in excess of debt service will be retained by the lender in escrow until the earlier of (1) satisfying the debt yield financial covenant for two consecutive quarters or (2) full repayment of the loans.

On July 23, 2010, Blackjack received a notice of default from PIM Ashford, a holder of one of the tranches of the Hotel’s mezzanine indebtedness, relating to the failure to make the full interest payment due on such debt. On August 10, 2010, Blackjack received a Notice of Acceleration from PIM Ashford, relating to the failure to repay the mezzanine debt at maturity on August 9, 2010. In addition, on September 2, 2010, Blackjack received a Notice of Foreclosure from PIM Ashford, with an initial foreclosure date of October 15, 2010. The foreclosure notice was extended several times between September 2, 2010 and December 31, 2010. On March 10, 2011 the Hotels were acquired via a foreclosure by PIM Ashford.

Highland Hospitality Hotels
Notes to Combined Financial Statements
The following details the Hotels’ allocated long-term debt as of December 31, 2010:

	Encumbered				Principal
	Hotels	Interest Rate		Maturity	Balance

Mortgage loan	25 hotels	LIBOR + .55%	Variable	August 2011(1)	$560,000
Mortgage loan	25 hotels	LIBOR + .55%	Variable	August 2011(1)	140,000
Mezzanine loan	None	LIBOR + 1.25%	Variable	August 2010(2)	115,797
Mezzanine loan	None	LIBOR + 1.25%	Variable	August 2010(2)	28,949
Mezzanine loan	None	LIBOR + 1.50%	Variable	August 2010(2)	110,236
Mezzanine loan	None	LIBOR + 1.50%	Variable	August 2010(2)	27,559
Mezzanine loan	None	LIBOR + 1.80%	Variable	August 2010(2)	94,488
Mezzanine loan	None	LIBOR + 1.80%	Variable	August 2010(2)	23,622
Mezzanine loan	None	LIBOR + 2.00%	Variable	August 2010(2)	18,425
Mortgage loan	1 hotel	5.96%	Fixed	January 2013	65,346
Mortgage loan	1 hotel	5.97%	Fixed	February 2013	33,194
Mortgage loan	1 hotel	6.11%	Fixed	April 2013	47,233
Capital leases	None	6.33% - 7.22%	Fixed	Varying	290

					$1,265,139

(1)	In accordance with the consensual restructuring with the existing senior lenders and PIM Ashford on March 10, 2011, PIM Ashford paid down the debt for $170,000 with a three year maturity for the first mortgage.
(2)	In addition to the restructuring of the first mortgage, certain lenders will provide $419,000 of mezzanine financing to replace the original mezzanine debt eliminated in the consensual foreclosure by PIM Ashford.
As of December 31, 2010 and 2009, the weighted-average interest rate on the Hotel’s long-term debt, before the impact of any potential default interest related to the debt defaults, was 1.73% and 1.71%, respectively (based on 1-month LIBOR of 0.261% and .231%, respectively). Default interest accrues at an additional 3% on the mezzanine indebtedness. Future scheduled principal payments of debt obligations as of December 31, 2010 are as follows:
(in thousands of dollars)

Year	Amount

2011	$1,122,136
2012	3,066
2013	139,937

$1,265,139

Highland Hospitality Hotels
Notes to Combined Financial Statements
6.	Income Taxes
The components of income tax expense (benefit) for the years ended December 31, 2008, 2009 and 2010 are as follows:
(in thousands of dollars)

	For Year Ending
	December 31,
	2010	2009	2008
Current
Federal	$—	$(3,279)	$2,038
State	502	399	1,133

	502	(2,880)	3,171

Deferred
Federal	—	(398)	84
State	—	73	(71)

	—	(325)	12

Income tax expense / (benefit)	$502	$(3,205)	$3,183

As significant uncertainty exists as to the future realization of certain tax assets, the Hotels recorded valuation allowances for certain tax attributes at December 31, 2010 and December 31, 2009. Income tax expense is presented net of such allowances.
7.	Commitments and Contingencies
Ground and Building Operating Leases
The Hotels lease the Portsmouth Renaissance hotel and adjoining conference center pursuant to two separate lease agreements, each with an initial term ending May 2049, with four ten-year renewal options and one nine-year renewal option. Base rent under the hotel lease is $50,000 per year. Annual percentage rent, if any, is equal to 100% of available net cash flow after payment of all hotel operating expenses, the base rent, real estate taxes, insurance, and a cumulative priority annual return to the Hotels of approximately $2 million, up to $0.2 million, then 50% of any remaining net cash flow until the landlord has been paid percentage (and additional) rent of $10 million in aggregate, and thereafter 10% of net cash flow annually. If the lease is sold or assigned, an additional rent payment equal to 50% of the net sales proceeds in excess of the capital investment in the hotel and unpaid annual return of 15% on the investment will be due. Annual rent under the conference center lease is equal to the lesser of $75,000 per year or the maximum amount of rent allowable under tax regulations so as to preserve the tax-exempt status of the Portsmouth Industrial Development Authority bonds issued in connection with the hotel and conference center.
The Hotels lease the conference center and parking facility adjoining the Sugar Land Marriott hotel pursuant to a lease agreement with an initial term ending October 2102. The minimum rent is $1 per year, plus an incentive rent payment for the first 25 years of the term of the lease. If during any of those first 25 years, the cumulative IRR on investment in the hotel exceeds 15%, then incentive rent is due in an amount equal to 36% of the net cash flow for the applicable year in excess of the amount of net cash flow that would be necessary to generate a cumulative IRR of 15%.
The Hotels lease the land underlying the Nashville Renaissance hotel and a portion of the adjoining convention center pursuant to a lease agreement with an initial term ending June 2017, with seven 10-year renewal options. Base rent under the lease is $0.5 million per year. Annual percentage rent is equal to 20% of available net cash flow after payment of all hotel operating expenses, the base rent, real estate taxes, insurance, debt service, property improvement reserve funding, and a priority annual return of 15% of the capital investment in the hotel. If the lease is sold or assigned, an additional payment equal to 20% of the net sales proceeds in excess of the capital investment in the hotel will be due. In addition, if the debt secured by the hotel is refinanced, an additional payment equal to 20% of the net cash proceeds will be due.

Highland Hospitality Hotels
Notes to Combined Financial Statements
Percentage and incentive rent is accrued when it becomes probable that the specified thresholds will be achieved. No percentage or incentive rent was recognized in the financial statements, as the thresholds were not met.
The Hotels lease the land underlying the Sheraton Annapolis hotel pursuant to a lease agreement with an initial term ending September 2059. Annual rent due under the lease is approximately $0.3 million and increases each year over the remaining term of the lease by 40% of the increase in the Consumer Price Index (CPI) for that year. In addition, the land will be appraised every five years and the annual rent will be increased to an amount equal to the product of the appraised value and 12%. However, annual rent will not be increased by an amount greater than 10% of the annual rent for the preceding year.
The Hotels lease the land underlying the Renaissance Palm Springs hotel pursuant to a sub-lease agreement with an initial term ending December 2059, with a 25-year renewal option. Annual rent due under the lease is the greater of base rent or percentage rent. Annual base rent for the years 2008 through 2010 is approximately $0.9 million. Base rent increases every five years over the remaining term of the lease by the increase in the CPI over that same five-year period; however, the increase in base rent every five years will not be increased by an amount greater than 30% of the base rent for the preceding five-year period. Annual percentage rent is equal to the sum of 4% of rooms gross receipts, 2% of food and beverage gross receipts, and 10% of tenant rentals.
Total rent expense, including ground leases and other hotel operating leases, for the year ending December 31, 2010, 2009 and 2008 are $4,275, $3,881 and $4,134, respectively.
Management Agreements
As of December 31, 2010, the hotel properties operated pursuant to long-term agreements with six management companies, including Crestline Hotels & Resorts, Inc., Marriott International, Inc., Hyatt Corporation, McKibbon Hotel Management, Inc., Hilton Hotels Corporation, and Davidson Hotel Company. Each management company receives a base management fee generally between 2% and 4% of hotel revenues. The management companies are also eligible to receive an incentive management fee if hotel operating income, as defined in the management agreements, exceeds certain performance thresholds. The incentive management fee is generally calculated as a percentage of hotel operating income after the Hotels have received a priority return on their investment in the hotel.
In connection with the foreclosure by PIM Ashford, PIM Ashford has elected to terminate certain of these management agreements, and replace such third party manager with an affiliate of PIM Ashford.
Franchise Agreements
As of December 31, 2010, 16 of the 28 hotels operated pursuant to franchise agreements from national hotel companies. Pursuant to the franchise agreements, the hotels pay a royalty fee generally between 4% and 5% of room revenues, plus additional fees for marketing, central reservation systems, and other franchisor costs that amount to between 3% and 4% of room revenues from the hotels. Nine of the hotel properties, which include the Hyatt Regency Savannah hotel, the Hyatt Regency Long Island hotel, the Dallas/Fort Worth Airport Marriott hotel, the Nashville Renaissance hotel, the Ritz-Carlton Atlanta Downtown hotel, the Courtyard Boston Tremont hotel, the Courtyard Denver Airport hotel, the Courtyard Gaithersburg Washingtonian Center hotel, and the Hilton Boston Back Bay hotel, are managed by Hyatt Corporation, Marriott International, Inc., or Hilton Hotels Corporation. The management agreements for these nine hotel properties allow the hotel properties to operate under the respective brand. The other three hotel properties, The Churchill hotel, The Melrose hotel, and The Silversmith hotel operate as independent hotels.

Highland Hospitality Hotels
Notes to Combined Financial Statements
Property Improvement Reserves
Pursuant to their management, franchise, and loan agreements, the Hotels are required to establish a property improvement reserve for each hotel to cover the cost of replacing furniture, fixtures and equipment at the hotels. Contributions to the property improvement reserve are based on a percentage of gross revenues or receipts at each hotel, generally in the range of 3% to 5% of gross revenues each month over the term of the agreements. Total FF&E reserves as of December 31, 2010 were $22,553.
Litigation
From time to time the Hotels may be exposed to litigation arising from the operations of their business. At this time, the Hotels do not believe that resolution of these matters will have a material adverse effect on the Hotels financial condition or results of operation.
8.	Subsequent Events
The Companies have evaluated all subsequent events through April 5, 2011, the date the combined financial statements were available to be issued.
Subsequent events related to the foreclosure by PIM Ashford are disclosed in Notes 1, 5 and 7.